UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2013

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously discussed in the Current Report on Form 8-K of the Motors Liquidation Company GUC Trust (the “GUC Trust”) filed with the Securities and Exchange Commission on June 12, 2012, the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Committee”) commenced an action on July 31, 2009, captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No.09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”) against the defendants named therein. The Committee, as plaintiff in the Term Loan Avoidance Action, sought the return of approximately $1.5 billion that had been transferred by Motors Liquidation Company (“MLC”) and its affiliated debtors (collectively with MLC, the “Debtors”) to a consortium of prepetition lenders pursuant to the terms of an order of the bankruptcy court for the Southern District of New York (the “Bankruptcy Court”). Pursuant to the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, to the extent that the plaintiff in the Term Loan Avoidance Action is successful in obtaining a judgment against the named defendants, allowed general unsecured claims against the GUC Trust will arise in the amount of any transfers actually avoided and disgorged by the defendants to the Term Loan Avoidance Action.

On July 1, 2010, the Committee filed a Motion of Official Committee of Unsecured Creditors for Partial Summary Judgment (ECF No. 24) (the “Committee Summary Judgment Motion”) seeking a ruling in favor of the Committee with respect to the Term Loan Avoidance Action. Also on July 1, 2010, JPMorgan Chase Bank, N.A. (“JPMorgan”) filed a Motion for Summary Judgment of Defendant JPMorgan Chase Bank, N.A. (ECF No. 28) (the “JPMorgan Summary Judgment Motion,” and together with the Committee Summary Judgment Motion, the “Cross-Motions for Summary Judgment”) seeking a ruling in favor of JPMorgan with respect to the Term Loan Avoidance Action. On December 15, 2011, upon the dissolution of MLC and while the Cross-Motions for Summary Judgment were still pending, the right to prosecute the Term Loan Avoidance Action was transferred to a trust established for the purposes of holding and prosecuting the Term Loan Avoidance Action.

On March 1, 2013, the Bankruptcy Court rendered a Decision on Cross-Motions for Summary Judgment (ECF No. 71) and entered an Order on Cross-Motions for Summary Judgment (ECF No. 72) (the “Order”) and Judgment (ECF No. 73) (the “Judgment”) denying the Committee Summary Judgment Motion and granting the JPMorgan Summary Judgment Motion. In connection therewith, on March 1, 2013, the Bankruptcy Court entered an Order, Pursuant to 28 U.S.C. § 158(d), and Fed.R.Bankr.P. 8001(f)(4), Certifying Judgment for Direct Appeal to Second Circuit (ECF No. 74) certifying the Judgment and the Order for direct appeal to the United States Court of Appeals for the Second Circuit. On March 7, 2013, plaintiff filed a notice of appeal pursuant to Fed.R.Bankr.P. 8001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

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